Exhibit 4.4

BLUECITY HOLDINGS LIMITED

(an exempted company with limited liability incorporated in the Cayman Islands)

(the “Company”)

WRITTEN RESOLUTIONS OF ALL THE SHAREHOLDERS OF THE COMPANY PASSED

PURSUANT TO THE SIXTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF

ASSOCIATION OF THE COMPANY (THE “CURRENT M&A”) ON APRIL 3, 2020

We the undersigned, being all the shareholders of the Company (the “Shareholders”), acting by written consent without a meeting pursuant to the Company’s Current M&A do hereby adopt and pass the following resolutions:

AMENDING THE SHAREHOLDERS’ AGREEMENT

RESOLVED THAT section 1.2(a) of the Fifth Amended and Restated Shareholders Agreement (as amended), dated as of November 2, 2017 (the “Existing Shareholders Agreement”), in respect of the Company be amended to read as follows:

“1.2 (a) The restated articles shall provide that (i) the company’s board of directors (the “board”) shall consist of up to thirteen (13) members, which maximum number of members shall not be changed except pursuant to an amendment to the restated articles, and (ii) the quorum necessary for the transaction of the business of the directors may be fixed by the board, and unless so fixed, the quorum shall be a majority of directors then in office.”

FURTHER RESOLVED THAT the directors be and are hereby authorised to enter into and deliver any and all such consents, agreements and other documents as may be necessary to give effect to the above amendment to section 1.2(a) of the Existing Shareholders Agreement in respect of the Company.

BLUECITY HOLDINGS LIMITED

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 2, 2017 by and among

(a) BlueCity Holdings Limited, an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”),

(b) BlueCity Holdings Hong Kong Limited, a company organized under the laws of Hong Kong (the “HK Entity”),

(c) Beijing BlueCity Information Technology Co., Ltd. (北京蓝城兄弟信息技术有限公司) (the “PRC Subsidiary”), a wholly foreign-owned enterprise established under the laws of the People’s Republic of China (the “PRC”),

(d) Beijing BlueCity Culture and Media Co., Ltd. (北京蓝城兄弟文化传媒有限公司), a limited liability company established under the laws of the PRC (the “Domestic Enterprise”, collectively with the PRC Subsidiary, the “PRC Companies”),

(e) BlueCity International Ltd., a private limited company organized under the laws of England and Wales (the “UK Company”);

(f) Blue Baby LLC, a limited liability company organized under the laws of California, the United States (the “US Company,” collectively with the PRC Companies, the Company, the HK Entity, the PRC Subsidiary, the UK Company and each subsidiary of any of the foregoing, the “Group Companies”);

(g) Ma Baoli (马保力), a PRC citizen with PRC ID No. [******] (the “Founder”),

(h) Ma Changyou (马长有), a PRC citizen with PRC ID No. [******],

(i) BlueCity Media Limited, a company organized under the laws of the British Virgin Islands (the “Founder Holding Company”),

(j) MADE IN CHINA LTD., a company incorporated under the law of the Cayman Islands,

(k) Crystal Stream Fund, L.P., a limited partnership incorporated in the Cayman Islands,

(l) A-Fund, L.P., a limited partnership incorporated in the Cayman Islands,

(m) Shunwei Ventures III Limited, a company incorporated under the law of the British Virgin Islands.

(n) Ventech China III SICAR, a company incorporated under the law of Luxembourg (“Ventech China”);

(o) VenTec PCC Limited (on behalf of Cell 4), a company incorporated under the law of the Guernsey;

(p) Truly Delight Limited, a company organized under the laws of the British Virgin Islands;

(q) Prince Profit International Limited, a company organized under the laws of the British Virgin Islands;

(r) BAI GmbH, a company organized under the laws of Germany;

(s) Arcadia Investment Limited, company organized under the laws of the British Virgin Islands (“VKC”);

(t) China Prosperity Capital Alpha Limited, company organized under the laws of SAMOA (“CPC”);

(u) Primevera Inc., a company incorporated under the laws of the Cayman Islands (“Primevera”);

(v) Rainbow Rain Limited, a business company incorporated under the laws of the British Virgin Islands (“CDH”);

(w) Formosa Opportunity Limited-UG Formosa Patriot Fund, a company incorporated under the laws of the Cayman Islands (“Formosa”).

RECITALS

A. Pursuant to the Series D Preferred Share Purchase Agreement entered into as of September 30, 2017 by and among the Group Companies, the Founder, Ma Changyou (马长有), the Founder Holding Company and CDH (the “Series D Share Purchase Agreement”), CDH agreed to subscribe for and purchase an aggregate of 1,801,501 series D preferred shares of the Company, par value US$0.0001 per share (the “Series D Shares”), subject to the terms of the Series D Share Purchase Agreement.

B. Pursuant to the series D share purchase agreement to be entered into by and among certain Group Companies, the Founder, Ma Changyou (马长有), the Founder Holding Company and Formosa or its affiliate (the “Formosa Series D Share Purchase Agreement”), Formosa intends to subscribe for and purchase an aggregate of 180,150 Series D Shares, subject to the terms of the Formosa Series D Share Purchase Agreement.

C The Group Companies (excluding the US Company and the UK Company), the Founder, Ma Changyou (马长有), the Founder Holding Company, MADE IN CHINA LTD, Crystal Stream Fund, L.P., A-Fund, L.P., Shunwei Ventures III Limited, Ventech China, VenTec PCC Limited (on behalf of Cell 4), Truly Delight Limited, Prince Profit International Limited, BAI GmbH, Arcadia Investment Limited, China Prosperity Capital Alpha Limited and Primevera Inc. have entered into a Fourth Amended and Restated Shareholders Agreement dated as of July 3, 2017 (the “Prior Shareholders Agreement”).

D. As of the date of this Agreement, MADE IN CHINA LTD is holding 1,150,862 series A preferred shares of the Company, par value US$0.0001 per share (the “Series A Shares”), Crystal Stream Fund, L.P. and A-Fund, L.P. are collectively holding 1,891,291 series A-1 preferred shares of the Company, par value US$0.0001 per share (the “Series A-1 Shares”), Shunwei Ventures III Limited is holding 1,862,069 series B preferred shares of the Company, par value US$0.0001 per share (the “Series B Shares”), Ventech China, VenTec PCC Limited (on behalf of Cell 4), Truly Delight Limited, Prince Profit International Limited and BAI GmbH are collectively holding 1,246,621 series C preferred shares of the Company, par value US$0.0001 per share (the “Series C Shares”), Arcadia Investment Limited and China Prosperity Capital Alpha Limited are collectively holding 977,961 series C-1 preferred shares of the Company, par value US$0.0001 per share (the “Series C-1 Shares”), 116,640 series C- 2 preferred shares of the Company, par value US$0.0001 per share (the “Series C-2 Shares”, together with the Series A Shares, the Series A-1 Shares, the Series B Shares, the Series C-1 Shares and the Series D Shares, the “Preferred Shares”) are reserved for issuance to ShanShuiCongRong Media Investment Co., Ltd ( 山 水 从 容 传 媒 投 资 有 限 公 司 ), and Primevera Inc. is holding 360,300 Series D Shares.

E. The Series D Share Purchase Agreement and the Formosa Series D Share Purchase Agreement provide that the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated thereby.

F. The parties hereto desire to enter into this Agreement to (i) supersede and replace in its entirety of the Prior Shareholders Agreement and (ii) govern certain shareholder rights and other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1 Information and Inspection Rights.

(a) Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, the Company will deliver to each of the Preferred Holders:

(i) audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, and audited by one of the Big Four Accounting Firms or any other qualified accounting firm chosen by the Company acceptable to the Preferred Majority (as defined below), and management accounts;

(ii) unaudited quarterly consolidated financial statements and management accounts, within thirty (30) days of the end of each fiscal quarter;

(iii) unaudited monthly consolidated financial statements and management accounts within fifteen (15) days of the end of each month;

(iv) an annual consolidated budget (including without limitation the fix-assets investment amount, operation budget and business strategy) for the next fiscal year, within forty-five (45) days prior to the end of each fiscal year;

(v) copies of any reports filed by the Company with any relevant securities exchange, regulatory authority or governmental agency.

(vi) copies of all documents or other information sent to any shareholder of the Company; and

(vii) the consolidated financial statements shall include all Group Companies and if for any period the Company shall have any other subsidiary or entity directly or indirectly controlled by the Company whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries and entities.

All financial statements to be provided to the Preferred Holders pursuant to this Section 1.1 shall be prepared in conformance with the PRC generally accepted accounting principles, the International Financial Reporting Standards, the United States generally accepted accounting principles or any other accounting principles approved by the Preferred Majority. All management accounts shall include a comparison of financial results with the corresponding annual, quarterly and monthly budgets. The rights to have access to the information set out in Section 1.1 shall be referred hereinafter as the “Information Rights”.

(b) Inspection Rights. The Company further covenants and agrees that each of the Preferred Holders shall have the right to, at its own expenses, inspect facilities, records and books of any Group Company at any time during regular working hours on reasonable prior notice to the Group Companies, and the right to discuss the business, operation and conditions of any Group Company with their respective directors, officers, employees, accountants, legal counsels and investment bankers (the “Inspection Rights”).

(c) Termination of Rights. The Information Rights and the Inspection Rights shall terminate upon consummation of a Qualified IPO (as defined in the Sixth Amended and Restated Memorandum and Articles of Association of the Company, as amended (the “Restated Articles”)).

1.2 Board of Directors.

(a) The Restated Articles shall provide that (i) the Company’s board of directors (the “Board”) shall consist of up to thirteen (13) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles, and (ii) the quorum for meetings of the Board shall consist of seven (7) members and shall include all Preferred Directors (as defined below).

(b) The holders of a majority of Ordinary Shares then outstanding (the “Ordinary Majority”) shall be entitled to appoint to the Board eight (8) directors (the “Ordinary Directors”). Appointment of any family member of the Founder to be a director of the Company shall be subject to prior written consent of the Preferred Majority. CDH shall be entitled to appoint to the Board one (1) director (the “Series D Director”), VKC shall be entitled to appoint to the Board one (1) director (the “Series C-1 Director”), Ventech China shall be entitled to appoint to the Board one (1) director (the “Series C Director”), the Series B Holder shall be entitled to appoint to the Board one (1) director (the “Series B Director”), the holders of at least a majority of Series A-1 Shares shall be entitled to appoint to the Board one (1) director (the “Series A-1 Director”, together with the Series D Director, the Series C-1 Director, the Series C Director and the Series B Director, the “Preferred Directors”).

(c) The Board shall meet at least once each fiscal quarter, unless otherwise agreed by a vote of a majority of the Board, including the affirmative vote of each of the Preferred Directors. The Company shall reimburse the director(s) designated by the holders of Preferred Shares for all reasonable expenses relating to all Board activities, including, without limitation, expenses or fees incurred in relation to attending the Board meetings or meetings of any committee. The Founder shall initially be the Chief Executive Officer (the “CEO”) of the Company. Without limiting the generality of the foregoing, when the directors designated by the Ordinary Majority are less than eight (8) persons, the Founder shall be entitled to exercise the voting right of the vacant director(s) that should be designated by the Ordinary Majority.

(d) For so long as BAI GmbH holds any Preferred Share then outstanding, BAI GmbH shall have the right to appoint an observer to the Board and each committee thereof to attend board or board committee meetings of the Company or its Affiliates in a non-voting observer capacity. For so long as CPC holds any Preferred Share then outstanding, CPC shall have the right to appoint an observer to the Board and each committee thereof to attend board or board committee meetings of the Company or its Affiliates in a non-voting observer capacity. For so long as ShanShuiCongRong Media Investment Co., Ltd ( 山 水 从 容 传 媒 投 资 有 限 公 司 ) holds any Preferred Share then outstanding, ShanShuiCongRong Media Investment Co., Ltd (山水从容传媒投资有限公司) shall have the right to appoint an observer to the Board and each committee thereof to attend board or board committee meetings of the Company or its Affiliates in a non-voting observer capacity. For so long as Primevera holds any Preferred Share then outstanding, Primevera shall have the right to appoint an observer to the Board and each committee thereof to attend board or board committee meetings of the Company or its Affiliates in a non-voting observer capacity. The Company shall provide such observers with the copies of all notices and materials at the same time and in the same manner as the same are provided to the Preferred Directors.

1.3 Other Group Companies. Upon the request of any Preferred Holder(s) who is entitled to appoint a Preferred Director, the Company and the Founder shall cause the board of directors of each other Group Company to have the same number of directors as the Board, to consist of the same directors as the Board, and to follow the same quorum and meeting requirements applicable to the Board as set forth in Section 1.2.

1.4 Director Insurance and Indemnification. After the execution of this Agreement, the Company shall provide customary insurance coverage for members of its Board to the extent available on commercially reasonable terms upon requested by the Preferred Directors. The Restated Articles of the Company shall at all times provide that the Company shall indemnify the members of the Company’s Board to the maximum extent permitted by the law of the jurisdiction in which the Company is organized.

2. REGISTRATION RIGHTS

2.1 The registrations rights of the Series D Holders, the Series C-2 Holder, the Series C-1 Holders, the Series C Holders, the Series B Holder and Series A-1 Holders (each term as defined below) with respect to the Company and the rights and obligations of the parties with respect to registration of the Company’s Ordinary Shares are set forth on Exhibit B attached hereto.

2.2 The rights set forth in Exhibit B shall terminate upon the earlier of: (i) the date that is five (5) years following the consummation of the Qualified IPO, and (ii) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States)) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period.

3. RIGHT OF PARTICIPATION.

3.1 General. Any holder of Preferred Shares or Ordinary Shares issued or issuable upon conversion of the Preferred Shares (the “Conversion Shares”), and their permitted assignees to whom their rights under this Section 3 have been duly assigned in accordance with Section 3 (such holder and each such assignee hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2 Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) then outstanding held by all Participation Rights Holders immediately prior to the issuance of New Securities (as defined below) giving rise to the Right of Participation.

3.3 New Securities. “New Securities” shall mean any shares of the Company, including but not limited to the Preferred Shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a) any of the Company’s Ordinary Shares for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s employee share option plan (the “ESOP”) or other similar share incentive plan as approved by the Preferred Majority;

(b) any Ordinary Share issued in connection with any share split, share dividend, reclassification or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(c) any securities issued pursuant to the acquisition of another corporation by the Company by merger or by acquisition as approved by the Preferred Majority;

(d) any Conversion Shares; and

(e) any securities issued pursuant to a Qualified IPO.

3.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) Business Days from the date of receipt of the First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such ten (10) Business Days’ period, then such Participation Rights Holder shall be deemed to have forfeited the right hereunder to purchase its Pro Rata Share of such New Securities.

(b) Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give written notice (the “Second Participation Notice”) to other Participation Rights Holders who fully exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above, such Second Participation Notice shall include all the information required in the First Participation Notice and shall additionally identify the portion of the New Securities which such Participation Rights Holder has failed to purchase. Each Right Participant shall have five (5) Business Days after receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

(c) Failure to Exercise. Upon the expiration of the Second Participation Period and to the extent that not all New Securities have been subscribed for by the Participation Rights Holders, or in the event no Participation Rights Holder exercises the Right of Participation within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities (the portion to which the Right of Participation hereunder were not exercised) described in the First Participation Notice at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice.

(d) Termination. The Right of Participation shall terminate upon the closing of a Qualified IPO.

4. TRANSFER RESTRICTIONS.

4.1 Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings as set forth below:

(a) “Affiliate” shall mean, in respect of any person, any individual, partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, such person, where control means the direct or indirect ownership of more than fifty percent (50%) of the outstanding shares or other ownership interests having ordinary voting power to elect directors or the equivalent and, in the case of a Preferred Holder, the term “Affiliate” also includes (v) any shareholder of such Preferred Holder, (w) any of such shareholder’s or such Preferred Holder’s general partners or limited partners, (x) the fund manager managing or advising such shareholder or such Preferred Holder (and general partners, limited partners and officers thereof) and other funds managed or advised by such fund manager, and (y) trusts controlled by or for the benefit of any such person referred to in (v), (w) or (x), and (z) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by such Preferred Holder.

(b) “Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in (i) the Cayman Islands, with respect to any action to be undertaken or notice to be given in the Cayman Islands, or (ii) the PRC, Hong Kong, Düsseldorf, Luxembourg, or Guernsey with respect to any action to be undertaken or notice to be given in such jurisdiction.

(c) “Equity Interest” shall mean, with respect to any person, any shares, ownership interest, equity interest, partnership interest, membership interest, registered capital, securities, or any options, warrants or other rights convertible into, exercisable or exchange for any of the foregoing.

(d) “Equity Securities” means any Equity Interests of the Company, including without limitation the Ordinary Shares and the Preferred Shares.

(e) “Series A Holder” shall mean any holder of the Series A Shares and/or any Conversion Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

(f) “Series ABCD Holders” shall mean the Series D Holders, the Series C-2 Holder, the Series C-1 Holders, the Series C Holders, the Series B Holder and the Series A-1 Holders.

(g) “Series A-1 Holder” shall mean any holder of the Series A-1 Shares and/or any Conversion Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

(h) “Series B Holder” shall mean any holder of the Series B Shares and/or any Conversion Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

(i) “Series C Holder” shall mean any holder of the Series C Shares and/or any Conversion Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

(j) “Series C-1 Holder” shall mean any holder of the Series C-1 Shares and/or any Conversion Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

(k) “Series C-2 Holder” shall mean any holder of the Series C-2 Shares and/or any Conversion Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

(l) “Series D Holder” shall mean any holder of the Series D Shares and/or any Conversion Shares and their permitted assignees to whom their rights have been duly assigned in accordance with this Agreement.

(m) “Series D Majority” means the holders of more than fifty percent

(50%) of the Series D Shares.

(n) “Preferred Holders” means the Series A Holder, the Series A-1 Holders, the Series B Holder, the Series C Holders, the Series C-1 Holders, the Series C-2 Holders and the Series D Holders.

(o) “Preferred Majority” means the holders of at least ninety-two percent (92%) of the Preferred Shares (voting together as a single class and calculated on an as-converted basis).

4.2 Sale of Equity Securities; Notice of Sale. Subject to Sections 4.8 and Section 4.9 of this Agreement, if any holder of Ordinary Share of the Company (but in no event shall include any Preferred Holder) (the “Selling Shareholder”) proposes to sell or transfer any Equity Securities, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, (i) the number of Equity Securities to be sold or transferred (the “Offered Securities”), (ii) the nature of such sale or transfer, (iii) the consideration to be paid and the material terms and conditions upon which the proposed transfer is to be made, and (iv) the name and address of each prospective purchaser or transferee. The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Securities to other shareholders of the Company in the following order as set forth in Sections 4.3 to Section 4.4.

4.3 Right of First Refusal of Series ABCD Holders. Each Series ABCD Holder will have the right, exercisable upon written notice (the “Series ABCD First Refusal Notice”) to the Selling Shareholder and the Company within ten (10) Business Days after receipt of the Transfer Notice (the “Series ABCD First Refusal Period”) of its election to exercise its right of first refusal hereunder or to exercise its right of co-sale under Section 4.5. The Series ABCD First Refusal Notice shall set forth the number of Offered Securities that such Series ABCD Holder wishes to purchase, which amount shall not exceed the Series ABCD First Refusal Allotment (as defined below) of such Series ABCD Holder. Such right of first refusal may be exercised as follows:

(a) First Refusal Allotment. Each Series ABCD Holder shall have the right to purchase that number of the Offered Securities (the “Series ABCD First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Securities by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Series ABCD Holder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all Series ABCD Holders on the date of the Transfer Notice. Any Series ABCD Holder shall not have a right to purchase any of the Offered Securities unless it exercises its right of first refusal within the Series ABCD First Refusal Period to purchase up to all of its Series ABCD First Refusal Allotment of the Offered Securities. To the extent that any Series ABCD Holder does not exercise its right of first refusal to the full extent of its Series ABCD First Refusal Allotment, the Selling Shareholder shall deliver a notice to each Series ABCD Holder who has fully exercised its right of first refusal in accordance with this Section 4.3 above (the “Series ABCD Re-allotment Notice”) promptly after the expiration of the Series ABCD First Refusal Period. Such Series ABCD Re-allotment Notice shall include all the information required in the Transfer Notice and shall additionally identify the portion of Offered Securities which the Series ABCD Holders have failed to purchase (the “Series ABCD Re-allocated Securities”). The exercising Series ABCD Holders shall, within five (5) Business Days after receipt of the Series ABCD Re-allotment Notice, exercise an additional right to purchase such Series ABCD Re-allocated Securities by notifying the Selling Shareholder in writing, provided, however, that if the exercising Series ABCD Holders desire to purchase in aggregate more than the number of such Series ABCD Re-allocated Securities, then each exercising Series ABCD Holder will be cut back by the Company with respect to its oversubscriptions to that number of the Series ABCD Re-allocated Securities equal to the lesser of (x) the number of Series ABCD Re-allocated Securities it proposes to purchase in excess of its Series ABCD First Refusal Allotment, and (y) the product obtained by multiplying (i) the number of the Series ABCD Re-allocated Securities available for oversubscription by (ii) a fraction the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by each exercising Series ABCD Holder and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the exercising Series ABCD Holders.

(b) Expiration Notice. Within ten (10) Business Days after expiration of the Series ABCD First Refusal Period, the Company will give written notice (the “Series ABCD First Refusal Expiration Notice”) to the Selling Shareholder, each Series ABCD Holder and the Series A Holder specifying either (i) that all of the Offered Securities were subscribed by the Series ABCD Holders exercising their rights of first refusal or (ii) that the Series ABCD Holders have not subscribed for all of the Offered Securities.

(c) Purchase Price. The purchase price for the Offered Securities to be purchased by the Series ABCD Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in Section 4.3(d) below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the exercising Series ABCD Holders and the Selling Shareholder, absent fraud or error.

(d) Payment. Payment of the purchase price for the Offered Securities purchased by the exercising Series ABCD Holders shall be made within five (5) Business Days following the date of the Series ABCD First Refusal Expiration Notice, and concurrently therewith, the Selling Shareholder shall sell and deliver the Offered Securities thereto and the Company shall cooperate therewith (including by updating the register of members, as applicable). Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(e) Rights of a Selling Shareholder. If any Series ABCD Holder exercises its right of first refusal to purchase the Offered Securities, then, upon the date the notice of such exercise is given by such Series ABCD Holder, the Selling Shareholder will have no further rights as a holder of such Offered Securities except the right to receive payment for such Offered Securities from such Series ABCD Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Securities to be surrendered to the Company for transfer to such Series ABCD Holder.

4.4 Right of First Refusal of Series A Holder. If any Offered Securities proposed in the Transfer Notice to be transferred by a Selling Shareholder are not purchased by the Series ABCD Holders in accordance with Section 4.3 above (the “Remaining Offered Securities”), then the Series A Holder shall have the right, exercisable upon written notice (the “Series A First Refusal Notice”) to the Selling Shareholder, the Company and each other Series A Holder within ten (10) Business Days after the Company’s issuance of the Series ABCD First Refusal Expiration Notice (the “Series A First Refusal Period”) of its election to exercise its right of first refusal hereunder or to exercise its right of co-sale under Section 4.6. The Series A First Refusal Notice shall set forth the number of the Remaining Offered Securities that the Series A Holder wishes to purchase. Such right of first refusal may be exercised as follows:

(a) Series A First Refusal Allotment. The Series A Holder shall have the right to purchase all or part of the Remaining Offered Securities. The Series A Holder shall not have a right to purchase any of the Remaining Offered Securities unless it exercises its right of first refusal within the Series A First Refusal Period to purchase up to all or part of the Remaining Offered Securities.

(b) Expiration Notice. Within ten (10) Business Days after expiration of the Series A First Refusal Period, the Company will give written notice (the “Series A First Refusal Expiration Notice”) to the Selling Shareholder and the Series A Holder specifying either (i) that all of the Remaining Offered Securities were subscribed by the Series A Holder exercising their rights of first refusal or (ii) that the Series A Holder has not subscribed for all of the Remaining Offered Securities.

(c) Purchase Price. The purchase price for the Remaining Offered Securities to be purchased by the Series A Holder exercising its right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in Section 4.4(d) below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Series A Holder and the Selling Shareholder, absent fraud or error.

(d) Payment. Payment of the purchase price for the Remaining Offered Securities purchased by the Series A Holder shall be made within five (5) Business Days following the date of the Series A First Refusal Expiration Notice, and concurrently therewith, the Selling Shareholder shall sell and deliver the Remaining Offered Securities thereto and the Company shall cooperate therewith (including by updating the register of members, as applicable). Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(e) Rights of a Selling Shareholder. If the Series A Holder exercises its right of first refusal to purchase the Remaining Offered Securities, then, upon the date the notice of such exercise is given by such Series A Holder, the Selling Shareholder will have no further rights as a holder of such Remaining Offered Securities except the right to receive payment for such Remaining Offered Securities from such Series A Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Remaining Offered Securities to be surrendered to the Company for transfer to such Series A Holder.

4.5 Co-Sale Right of Series ABCD Holder. Following the expiration of the right of first refusal and purchase rights described in Sections 4.2, 4.3 and 4.4 above, each Series ABCD Holder who previously notified the Selling Shareholder in the Series ABCD First Refusal Notice of such Series ABCD Holder’s desire to exercise its co-sale rights hereunder (such Series ABCD Holder, a “Series ABCD Co-Sale Participant”) shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Series ABCD Holders (the “Series ABCD Co-Sale Notice”) within ten (10) business days after receipt of the Series ABCD First Refusal Expiration Notice (the “Series ABCD Co-Sale Right Period”), to participate in such sale of the Offered Securities on the same terms and conditions as set forth in the Transfer Notice. The Series ABCD Co-Sale Notice shall set forth the number of Equity Securities (on both an absolute and as-converted to Ordinary Shares basis) that such Series ABCD Co-Sale Participant wishes to include in such sale or transfer, which amount shall not exceed the Series ABCD Co-Sale Pro Rata Portion (as defined below) of such Series ABCD Co-Sale Participant. To the extent one or more of the Series ABCD Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Series ABCD Holder shall be subject to the following terms and conditions:

(a) Series ABCD Co-Sale Pro Rata Portion. Each Series ABCD Co- Sale Participant may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Securities subject to the co-sale right of the Series ABCD Co-Sale Participants hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) owned by such Series ABCD Co-Sale Participant on the date of the Transfer Notice and the denominator of which is the total combined number of Ordinary Shares (calculated on an as-converted basis) at the same time owned by all Series ABCD Co-Sale Participants and the Selling Shareholder (the “Series ABCD Co-Sale Pro Rata Portion”). To the extent that any Series ABCD Holder does not participate in the sale to the full extent of its Series ABCD Co-Sale Pro Rata Portion, the Selling Shareholder and the Series ABCD Co-Sale Participants shall, within five (5) Business Days after the end of the Series ABCD Co-Sale Right Period, make such adjustments to the Series ABCD Co-Sale Pro Rata Portion of each Series ABCD Co-Sale Participant so that any remaining Offered Securities subject to the co-sale right of the Series ABCD Co-Sale Participants hereunder may be allocated on a pro rata basis to the fully participating Series ABCD Co-Sale Participants, if so requested by the fully participating Series ABCD Co-Sale Participants.

(b) Transferred Shares. Each Series ABCD Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Shares (calculated on an as-converted basis) which such Series ABCD Co-Sale Participant elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Series ABCD Co-Sale Participant elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Series ABCD Co-Sale Participant shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.5(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to Series ABCD Co-Sale Participants. The share certificate or certificates that the Series ABCD Co-Sale Participant delivers to the Selling Shareholder pursuant to Section 4.5(b) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Series ABCD Co-Sale Participant that portion of the sale proceeds to which such Series ABCD Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Series ABCD Co-Sale Participant, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Series ABCD Co-Sale Participant.

4.6 Co-Sale Right of Series A Holder. Provided that all Series ABCD Co- Sale Participants have first exercised and declined to fully exercise their right of co-sale under Section 4.5 above, the Series A Holder who previously notified the Selling Shareholder in the Series A First Refusal Notice of such Series A Holder’s desire to exercise its co-sale rights hereunder (such Series A Holder, the “Series A Co-Sale Participant”) shall have the right, exercisable upon written notice to the Selling Shareholder and the Company (the “Series A Co-Sale Notice”) within five (5) Business Days after the expiration of the five Business Days’ adjustment period provided under Section 4.5(a) above (the “Series A Co-Sale Right Period”), to participate in such sale of the Offered Securities on the same terms and conditions as set forth in the Transfer Notice. The Series A Co-Sale Notice shall set forth the number of Equity Securities (on both an absolute and as-converted to Ordinary Shares basis) that the Series A Co-Sale Participant wishes to include in such sale or transfer, which amount shall not exceed the Series A Co-Sale Pro Rata Portion (as defined below) of the Series A Co-Sale Participant. To the extent the Series A Holder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of the Series A Holder shall be subject to the following terms and conditions:

(a) Series A Co-Sale Pro Rata Portion. The Series A Co-Sale Participant may sell all or any part of that number of Ordinary Shares (on an as-converted basis) held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Securities subject to the co-sale right of the Series A Co-Sale Participant hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) owned by the Series A Co-Sale Participant on the date of the Transfer Notice and the denominator of which is the total combined number of Ordinary Shares (calculated on an as-converted basis) at the same time owned by the Series A Co-Sale Participant and the Selling Shareholder (the “Series A Co-Sale Pro Rata Portion”).

(b) Transferred Shares. The Series A Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Shares (calculated on an as-converted basis) which the Series A Co-Sale Participant elects to sell;

(ii) that number of Series A Shares which is at such time convertible into the number of Ordinary Shares that the Series A Co-Sale Participant elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Series A Shares in lieu of Ordinary Shares, the Series A Co-Sale Participant shall convert such Series A Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.6(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to Series A Co-Sale Participants. The share certificate or certificates that the Series A Co-Sale Participant delivers to the Selling Shareholder pursuant to Section 4.6(b) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Series A Co-Sale Participant that portion of the sale proceeds to which the Series A Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from the Series A Co-Sale Participant, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from the Series A Co-Sale Participant.

4.7 Right to Transfer. To the extent the Preferred Holders do not elect to purchase, or to participate in the sale of, the Equity Securities subject to the Transfer Notice, the Selling Shareholder may, no later than one hundred and twenty (120) days following delivery to the Company and each of the Preferred Holders of the Transfer Notice, conclude a transfer of the Equity Securities covered by the Transfer Notice and not elected to be purchased by the Preferred Holders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice, subject to the co-sale rights set forth in Section 4.5 and 4.6. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Equity Securities by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Preferred Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4.3 to Section 4.6 of this Agreement.

4.8 Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Holders in Sections 4.2 through 4.6 shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; or (b) solely for bona fide estate planning purposes, any transfer of Ordinary Shares to the parents, children or spouse of any holder of Ordinary Shares (each transferee pursuant to the foregoing subsections (a) or (b), a “Permitted Transferee”).

4.9 Prohibited Transfers

(a) Regardless of anything else contained in this Agreement, except solely for transfers by the Founder to his Permitted Transferees as provided in Section 4.8 above, prior to the consummation of a Qualified IPO, neither the Founder and the Founder Holding Company nor their Permitted Transferees shall, without the prior written consent of the Preferred Majority, directly or indirectly, transfer any Ordinary Shares now or hereafter held by him or it, provided that subject always to the right of first refusal and co-sale right of the Preferred Holders in Sections 4.2 through 4.6, provided that the Founder or the Founder Holding Company can transfer up to three percent (3%) of the outstanding shares of the Company (calculated on an as-converted and fully-diluted basis) as of the date hereof.

(b) Any attempt by a party to transfer in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Preferred Majority.

(c) Each party hereto agrees that it shall not avoid the transfer restrictions set forth in this Section 4 by selling, transferring or otherwise disposing of its interest in any person(s) through which it directly or indirectly holds interests (excluding transfers to Permitted Transferees).

(d) Notwithstanding any other provision in this Agreement, at any time prior to a Qualified IPO, none of the Preferred Holders shall, without the prior written consent of the Ordinary Majority, transfer any Preferred Shares or Conversion Shares to any third party that is principally engaged in the operation of homosexual social websites and mobile applications (the “Competitor”), and none of the Preferred Holders shall, without the prior written consent of the Ordinary Majority, make investment to any Competitor; provided that, Section 4.2 through 4.6 and Section 4.9 (a) shall not apply to any proposed transfer of Preferred Shares and/or Conversion Shares to any person or entity other than a Competitor.

(e) For purposes of clarity, the restrictions on transfer set forth in this Agreement are cumulative with, and in addition to, the restrictions set forth in each other agreement imposing restrictions on transfer by such holders of Equity Securities of the Company, and not in lieu thereof.

4.10 For the purpose of this Section 4, a “transfer” or “Transfer” shall mean any proposed directly or indirect assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Equity Securities.

4.11 Term. The provisions under this Section 4 shall terminate upon the closing of the Qualified IPO of the Company.

4.12 Legend

(a) Each certificate representing the Equity Securities shall be endorsed with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER (AS AMENDED FROM TIME TO TIME), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.12(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

(c) Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approval of the Preferred Majority:

(i) None of the Company and the holders of Ordinary Shares shall, nor shall any of them cause or permit any other person to transfer any equity interest held or controlled by the Founder or Ma Changyou (马长有) (as applicable) in the PRC Companies and the Founder Holding Company to any person. Any transfer in violation of this Section 4.12(c)(i) shall be void and each of the PRC Companies and the Founder Holding Company hereby agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Preferred Majority.

(ii) None of the PRC Companies and the Founder Holding Company shall, nor shall any holder of Ordinary Shares cause or permit any of the PRC Companies and the Founder Holding Company to issue to any person any equity securities of the PRC Companies and the Founder Holding Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the PRC Companies and the Founder Holding Company.

5. DRAG ALONG.

5.1 Drag-Along Rights. In the event that at any time following the date of this Agreement, the Preferred Majority (collectively, the “Drag-Along Shareholders”) approve a transaction that qualifies as a Liquidation Event (as defined in the Restated Articles) (each such transaction, a “Drag-Along Sale”) and the valuation of the Company immediately prior to the Drag-Along Sale reaches US$2,500,000,000 or more in the contemplated Drag- Along Sale, then, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other shareholders of the Company (the “Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Equity Securities held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of its Equity Securities in such Drag-Along Sale to such purchaser (the “Potential Purchaser”) on the same terms and conditions as were agreed by the Drag-Along Shareholders; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including without limitation amending the then existing Restated Articles. If any Dragged Shareholder does not elect to vote, or give its written consent with respect to such proposed Drag-Along Sale, such Dragged Shareholder shall be obliged to purchase all the shares held by the Drag-Along Shareholders at the price and terms offered by the Potential Purchaser. In such event, the Dragged Shareholders who do not wish to sell their shares shall make a matching offer to purchase from all other relevant shareholders the shares proposed to be sold by any other such shareholders on no less favorable terms than the bona fide offer made by the Potential Purchaser within thirty (30) Business Days of the issuance of the Drag-Along Notice (as defined below).

5.2 Representation and Undertaking

(a) Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders are a party or by which they are bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

(b) Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority or any third party (the “Consents”), which are required to be obtained or made in connection with the Drag-Along Sale.

5.3 Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of the Drag- Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the purchaser(s), (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers, (c) the Drag- Along Sale Date, (d) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders, and (e) the number of shares of the Dragged Shareholders or description of substantially all of the assets of the Company to be included in the Drag-Along Sale.

5.4 Transfer Certificate. On the Drag-Along Sale Date, each of Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Securities to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such Potential Purchaser in the manner and at the address indicated in the Drag-Along Notice.

5.5 Payment. If the consideration offered is payable in securities or property other than cash (or evidence of cash indebtedness), the Board shall in good faith determine the fair market value of any such securities or property in cash, provided that any Preferred Holder shall have the right to challenge any determination by the Board of fair market value made pursuant hereto, in which case the determination of fair market value shall be made by a valuer selected jointly by the Board and the challenging parties. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section 5, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such shares held by such shareholders.

5.6 Termination. The drag-along rights under this Section 5 shall be terminated upon the consummation of a Qualified IPO.

6. ASSIGNMENT AND AMENDMENT.

6.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights and Registration Rights. The rights of the Preferred Holders under Section 1.1 are fully assignable in connection with a permitted transfer of shares of the Company by such Preferred Holder; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

(b) Rights of Participation; Right of First Refusal; Co-Sale Rights. The rights of each Preferred Holder or each holder of Preferred Shares under Sections 3 and 4 are fully assignable in connection with a permitted transfer of shares of the Company by such Preferred Holder or such holder of Preferred Shares, as the case may be; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such assigning party at the time of such assignment, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

6.2 Amendment of Rights. Any term of this Agreement may be amended only with the written consent of (i) the Company, (ii) the Ordinary Majority, and (iii) the Preferred Majority, provided, however, that any parties hereto may waive any of its rights hereunder without obtaining the consent of any other party. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the parties hereto and their respective assigns.

7. CONFIDENTIALITY, NON-DISCLOSURE AND NON-COMPETE AND OTHER COVENANTS.

7.1 Disclosure of Terms. The terms and conditions of this Agreement and other Transaction Agreements (as defined in the Series D Share Purchase Agreement), any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, the documents, materials, and other information obtained by the holders of the Preferred Shares upon exercising the Information Rights and Inspection Rights (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below (the “Confidential Information”); provided that such Confidential Information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.2 Press Releases. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Preferred Majority, which approval shall not be unreasonably withheld. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Preferred Majority.

7.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Confidential Information to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys on a need-to-know basis, in each case only where such persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, any Preferred Holder and the Preferred Director shall be entitled to disclose the Confidential Information and other information related to the Company or the PRC Companies for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors, or as required by law, government authorities, exchanges and/or regulatory bodies, including the SEC (or the equivalent in other jurisdictions).

7.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the Confidential Information, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such Confidential Information to the extent reasonably requested by any Non-Disclosing Party.

7.5 Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.6 Notices. All notices required under this Section 7 shall be made pursuant to Section 12.1 of this Agreement.

7.7 Use of Investor’s Name or Logo. Without the prior written consent of a Preferred Holder (with respect to clause (iii), it only refers to the Series B Holder), none of the other parties hereto shall use, publish, reproduce, or refer to (i) the name of such Preferred Holder, (ii) the names, photos or pictures, or logos of any partner of such Preferred Holder, (iii) the names, logos, trademarks of Xiaomi Corporation, or (iv) any similar names, trademarks or logos of such Preferred Holder, in any of their marketing, advertising or promotion materials or for any other purposes.

7.8 Corporate Opportunities. It is acknowledged and agreed by the Group Companies (for itself and on behalf of its subsidiaries and Affiliates) that, notwithstanding the appointment of any Preferred Director, subject to Section 4.9(d) and all applicable laws and securities regulations, any Series ABCD Holder and its respective Affiliates (including investment funds, persons or accounts under its management) (the “Connected Persons”) shall forever be entitled to, directly or indirectly:

(a) acquire, dispose of, transfer, enter into any derivative or similar transaction, or otherwise enter into a contract in respect of the shares and other securities of the Group Companies or any other company or person (including, without limitation, shares and other securities of a publicly listed company and/or of a company that competes, directly or indirectly, with the Company);

(b) enter into any agreement, arrangement or understanding with, or otherwise acquire, hold or dispose of shares or securities in, any business which is of the same or similar type to all, or any part of, the business carried on by the Group Companies from time to time; and/or

(c) refer a business or investment or other corporate opportunity of any nature or potential transaction (the “Corporate Opportunity”) to any person or entity whatsoever (whether or not having any affiliation to the Group Companies), including, without limitation, to a Connected Person and/or to participate directly or indirectly in any such Corporate Opportunity, except for a Corporate Opportunity that is expressly directed or offered to such Preferred Director solely in his or her capacity as a director of the Company (the “Company Opportunity”). Provided that a Company Opportunity is referred to the Company on a first refusal basis by such Preferred Director, the Company acknowledges and agrees that such Preferred Director shall have acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the Company and such Preferred Director shall not be in breach of any fiduciary duty or duty of confidentiality for referring a Company Opportunity to any person (including, without limitation, the relevant Series ABCD Holder or any of its respective Connected Persons). Any Company Opportunity not pursued by the Company may be referred to any other person or entity (including, without limitation, any Series ABCD Holder or any of its Connected Persons) by such Preferred Director and the Company renounces and waives any interest or expectancy in such Company Opportunity.

7.9 Non-Competition. Unless the Preferred Majority otherwise consents in writing, the Founder hereby undertakes to the Preferred Holders that (a) so long as the Founder is an employee, officer or director of a Group Company, the Founder shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies, and (b) if the Founder is no longer an employee, officer or director of any Group Company, for a period ending of: (x) two (2) years after the date that his employment/service relationship with any Group Company is terminated unilaterally by such Group Company or (y) the effective date of a Qualified IPO if he voluntarily resigns from any Group Company, the Founder shall not, and shall cause his/her Affiliate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business that competes with the Principal Business (as defined in the Series D Share Purchase Agreement), whether in corporate, proprietorship or partnership form or otherwise; provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by the Founder, directly or indirectly, of no more than five percent (5%) of the outstanding share capital of any publicly traded company engaged in any business that competes with the Principal Business, (ii) solicit any person who is or has been at any time a customer of any Group Company for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such person to terminate its business relationship with such Group Company, (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company, (iv) provide consulting service to any business that competes with the Principal Business in any form; or (v) execute any agreement, make any commitment or adopt any arrangement which is likely to restrict or prejudice the interests of any Group Company in its business. The Founder agrees that the limitations set forth in this Section 7.9 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section 7.9 is more restrictive than permitted by the laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 7.9 will be enforced to the greatest extent permitted by law. Each of the undertakings contained in this Section 7.9 shall be enforceable by each Group Company and the Preferred Holder separately and independently of the right of the other Group Companies and the other Preferred Holders.

7.10 Compliance with Laws; Registrations.

(a) The Group Companies shall, and the Founder shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including but not limited to Laws regarding anti-corruption, foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all consents and permits from the relevant governmental authority or other person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Founder shall cause each Group Company not to, directly or indirectly, (i) offer or give anything of value to any governmental official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (ii) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), or any other applicable similar anti-corruption, recordkeeping and internal controls laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

(b) Without limiting the generality of the foregoing, the Founder and each Group Company shall ensure that all filings and registrations with the PRC governmental authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Industry and Information Technology, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, labor authorities and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

7.11 Option to Purchase the Domestic Enterprise. The Parties hereby acknowledge and agree that, as part of the consideration for the Preferred Holders’ investment in the Company and other valuable consideration, the Company has the option, exercisable by the Company or any then subsidiary thereof at any time (provided that such purchase by the Company or such subsidiary is permitted under the then applicable laws of the PRC), to purchase or transfer to an Affiliate of the Company the entire equity interest of the Domestic Enterprise from the shareholders of Domestic Enterprise at the lowest amount permitted under the laws of the PRC then applicable. The parties further agree to effect such transfer of equity interest in the Domestic Enterprise upon and only upon receipt of the written request of the Preferred Majority and the Ordinary Majority, provided that such transfer shall at the time of such request be permissible under the laws of the PRC then applicable.

7.12 No Avoidance; Voting Trust. The Group Companies will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Group Companies, and the Group Companies will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each shareholder of the Company agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Equity Securities or deposit any Equity Securities in a voting trust or other similar arrangement.

7.13 Preferred Investment and Cooperation Right. The Company shall negotiate and communicate in advance with CDH with respect to any merger, acquisition or restructuring plan of the Company, and CDH shall be entitled to participate in the implementation of such plan of merger, acquisition or restructuring. In the event that the Company carries on any new business, CDH shall have the preferred right to invest in such new business, or to cooperate with the Company with respect to such new business. The details of the foregoing shall be further agreed by the relevant parties and duly approved by the Board of the Company.

8. PROTECTIVE PROVISIONS.

8.1 Acts Requiring Approval of Preferred Holders. In addition to such other limitations as may be provided in this Agreement, the Restated Articles or any applicable law, none of the Group Companies shall and the Founder shall cause each Group Company not to, take any of the following acts, either directly or indirectly, or by amendment, waiver, merger or otherwise, without the prior written approval of the Preferred Majority (for the purposes of this Section 8, the term “Company” means the Group Company as the context requires):

(a) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Shares (including change of the definition of Preferred Majority);

(b) any action that, increases, reduces, cancels, authorizes, creates or issues any class or series of the Company securities (or warrants, options or similar rights to acquire such securities) or any other debt or equity securities (or warrants, options or similar rights to acquire such securities) of the Company except for the issuance of any securities that are specifically excluded from the definition of New Securities as defined in Section 3.3 above;

(c) any action that repurchases, redeems or retires any of the Company’s voting securities other than pursuant to the redemption right of the holders of the Preferred Shares as provided herein or in the Restated Articles, or contractual rights to repurchase Ordinary Shares or Preferred Shares by employees, directors or consultants of any Group Company, and issues any shares with such rights of repurchase or redemption, or any other action that has the effect of diluting or reducing the then effective shareholding of the Preferred Holders;

(d) any share split, share consolidation or share dividend and any action that reclassifies or restructures in other methods the capital of the Company;

(e) any alteration or amendment of the Restated Articles or other constitutional documents;

(f) any acquisition, merger, sale, consolidation, joint venture, establishment of any subsidiary, strategic alliance of any Group Company with or into one or more entities or any spin-off, sub-division, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of any Group Company;

(g) the initial public offering of any of the shares or other equity or debt securities of any Group Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Group Company for the purposes of public offering);

(h) the dissolution, liquidation, restructuring, bankruptcy, or winding up, the initiation of similar proceedings, or application for appointment of a receiver, manager, judicial manager or officer with similar functions;

(i) any action that sells, transfers or disposes of all or a substantial part of the business, assets, intellectual property or goodwill of any Group Company, or purchases all or substantially all of the assets of another entity or acquisition of any entity, or any license of any material technology or intellectual property of any Group Company;

(j) any distribution of profits amongst the shareholders by way of dividend (interim or otherwise), capitalization of reserves or otherwise;

(k) the adoption, amendment or termination of the employee share incentive plan, or any other equity incentive plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, any issuance thereunder and any increase of the total number of equity securities reserved for issuance thereunder;

(l) any transaction between (i) any Group Company and (ii) any Shareholder or the director, officer or employee of any Group Company or their associates and Affiliates, unless such transaction occurs in the ordinary course of business of the Group Company and on normal commercial terms on arm-length basis and has been fully disclosed in writing to the Preferred Holders prior to the entering into of such transaction;

(m) any transaction or matter in which any Group Company will act as guarantor or will be required to pledge its assets or provide collateral;

(n) any change in the number of directors or the structure of the board of any Group Company;

(o) any change, sale, pledge or disposal of the Company’s equity interest or registered capital, or creation of any kind of encumbrance thereon, or any sale, pledge, transfer, disposal or dilution of the Company’s direct or indirect equity interests in any other Group Company, or any approval of transfer of shares or equity interests in any Group Company;

(p) design or approval of any future financing plans of the Company;

(q) any termination, amendment or waiver of the series of the documents through which the PRC Subsidiary acquires control of the Domestic Enterprise;

(r) any other actions that are not in the ordinary course of business.

8.2 Board Consent. Without limitations as may be provided in the Restated Articles, the following acts by the Group Companies shall in each case require the prior written approval of a majority of the Board including the affirmative votes of all Preferred Directors:

(a) the acquisition (by way of purchase or otherwise) by any Group Company of any interest in any real property except a lease of office premises;

(b) the adoption of the annual budget, business plan and the establishment of performance milestones or corporate benchmarks for the Group Companies, and any material deviations therefrom;

(c) the establishment or acquisition of any subsidiary or joint venture with total investment amount in excess of US$1,000,000, or the establishment of any brands for companies other than the Group Companies;

(d) incurrence of indebtedness in excess of US$2,000,000 individually or in excess of US$10,000,000 in the aggregate during any fiscal year out of the budget;

(e) any loans by any Group Company to any director, officer or employee;

(f) the purchase or lease by any Group Company of any motor vehicle valued in excess of US$150,000;

(g) the purchase by any Group Company of any securities of any other company or any otherwise investment in any other company in excess of US$3,000,000 individually or US$10,000,000 in the aggregate in a twelve (12) month period;

(h) any transaction(s) by any Group Company with value in excess of US$3,000,000 individually or US$10,000,000 in the aggregate during any fiscal year, whether as to the incurrence of capital commitment or capital expenditure, or the purchase or acquisition or lease of any assets or real property, or otherwise;

(i) any creation, issuance or incurrence of any indemnity, debenture, security interest, lien, charge or other encumbrance on all or any part of the business, assets or rights of any Group Company;

(j) the appointment and dismissing of CEO, COO and CFO; the increase in compensation of any of the five (5) most highly compensated employees of any Group Company by more than fifteen percent (15%) in a twelve (12) month period; the employees applied to this term will be the same ones who will sign the non-competition agreements before the First Closing (as defined in the Series D Share Purchase Agreement);

(k) the appointment or removal of the auditor(s) of any Group Company and the determination of the fees, remuneration or other compensations of such auditor(s);

(l) amendment of accounting and financial policies or change of the financial year of the Company;

(m) settlement with other parties in regard to any material litigation, arbitration or other claims in which the Company is involved with target amount in excess of US$500,000; and

(n) any termination or suspension of the business of any Group Company or any change in the nature or scope of the business of any Group Company.

9. DIVIDEND PREFERENCE

The parties acknowledge and agree that dividends or distributions to the shareholders of the Company shall be declared, paid and made in accordance with the Restated Articles.

10. LIQUIDATION PREFERRENCE

If a Liquidation Event (as defined in the Restated Articles) occurs, the parties acknowledge and agree that distributions to the shareholders of the Company shall be made in accordance with the Restated Articles.

11. REDEMPTION

The parties acknowledge and agree that the redemption of Preferred Shares shall be made in accordance with the Restated Articles.

12. GENERAL PROVISIONS.

12.1 Notices.

(a) Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party, upon delivery; (ii) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (iii) when sent by email set forth in Exhibit A hereto, upon receipt by the email system of recipients; (iv) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (v) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next-Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

(b) Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.1 by giving the other party written notice of the new address in the manner set forth above.

12.2 Entire Agreement. This Agreement, the Series D Share Purchase Agreement, the Formosa Series D Share Purchase Agreement, any other Transaction Agreements (as defined respectively in the Series D Share Purchase Agreement and the Formosa Series D Share Purchase Agreement) and the Restated Articles together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements (including without limitation the Prior Shareholders Agreement), understandings, duties or obligations between the parties respecting the subject matter hereof. The parties hereto acknowledge and agree that as of the date hereof, the Prior Shareholders Agreement shall be terminated and superseded in its entirety by this Agreement and each party to the Prior Shareholders Agreement hereby waives any and all of its rights under the Prior Shareholders Agreement in exchange for its rights in this Agreement.

12.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong Special Administration Region of the PRC (“Hong Kong”) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

12.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use their commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

12.5 Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. The rights and obligations of any Preferred Holder hereunder may be assigned and transferred to its Affiliate(s) or to any other person in connection with the transfer of Equity Securities of the Company held by such Preferred Holder (subject always to the transfer restriction to any Competitor pursuant to Section 4.9(d)), without the consent of any other Party by giving a prior notice to the Company. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned or transferred without the mutual written consent of the other Parties except as expressly provided herein.

12.6 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

12.7 Counterparts. This Agreement may be executed and delivered by facsimile or other electronic signature in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.8 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.9 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control with respect to each of the shareholders of the Company only. If appropriate, the parties hereto agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law.

12.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 405 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

12.11 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the parties to such dispute within thirty (30) days following the commencement of such negotiation, Section 12.11(b) shall apply.

(b) Arbitration.

(i) In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection 12.11 (b)(i).

(ii) The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules. The seat of arbitration shall be Hong Kong. The language of the arbitration shall be English. The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

(iii) Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request.

(iv) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(v) The parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

12.12 Most Favored Preferred Holders. Each Preferred Holder shall, at its sole option, be entitled to the rights, privileges or preferences not less favorable than those granted to the existing shareholders. In the event the Company hereafter grants any existing shareholders any rights, privileges or preferences more favorable than those granted to such Preferred Holder, such Preferred Holder shall, at its option, be entitled to the same rights, privileges or preferences pari passu with the other existing shareholders. In the event that a Preferred Holder so elects, the Covenantors (as defined in the Series D Share Purchase Agreement) shall procure that such Preferred Holder will be entitled to such rights, privileges and/or preferences.

12.13 Effectiveness. This Agreement shall become effective and binding on each of the parties hereto except Formosa from the First Closing Date (as defined in the Series D Share Purchase Agreement). With respect to Formosa, this Agreement shall become effective and binding on Formosa from the Closing Date (as defined in the Formosa Series D Share Purchase Agreement). For the avoidance of doubt, all the rights of all parties under this Agreement shall not be impacted by the inconsistency between such effective dates.

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BLUECITY HOLDINGS LIMITED

By:	/s/ MA BAOLI (马保力)
Name: MA BAOLI (马保力)
Title: Director

BLUECITY HOLDINGS HONG KONG LIMITED (Seal)

By:	/s/ MA BAOLI (马保力)
Name: MA BAOLI (马保力)
Title: Director

BEIJING BLUECITY CULTURE AND MEDIA CO., LTD. (北京蓝城兄弟文化传媒有限公司) (Seal)

By:	/s/ MA BAOLI (马保力)
Name: MA BAOLI (马保力)
Title: Legal Representative

Beijing BlueCity Information Technology Co., Ltd. (北京蓝城兄弟信息技术有限公司) (Seal)

By:	/s/ MA BAOLI (马保力)
Name: MA BAOLI (马保力)
Title: Legal Representative

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BLUECITY INTERNATIONAL LTD.

By:	/s/ Ma Baoli
Name: Ma Baoli
Title: Director

BLUE BABY LLC

By:	/s/ Ma Baoli
Name: Ma Baoli
Title: Director

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ MA BAOLI (马保力)
MA BAOLI (马保力)

BLUECITY MEDIA LIMITED

By:	/s/ MA BAOLI (马保力)
Name: MA BAOLI (马保力)
Title: Director

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

/s/ MA CHANGYOU (马长有)
MA CHANGYOU (马长有)

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

MADE IN CHINA LTD.

By:	/s/ Chen Rong
Name:	Chen Rong
Title: Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CRYSTAL STREAM FUND, L.P.

By:	/s/ Wang Mengqiu
Name: Wang Mengqiu
Title: Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

A-Fund, L. P.

By:	/s/ Matthew Boner
Name: Matthew Boner
Title: Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHUNWEI VENTURES III LIMITED

By:	/s/ KOH TUCK LYE
Name: KOH TUCK LYE
Title: Director

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Ventech China III SICAR

By:	/s/ Eric Antoine Pascal Huet
Name: Eric Antoine Pascal Huet
Title: Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

VenTec PCC Limited (on behalf of Cell 4)

By:	/s/ Eric Antoine Pascal Huet
Name:	Eric Antoine Pascal Huet
Title:	Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Truly Delight Limited

By:	/s/ Chan Ching
Name:	Chan Ching
Title:	Director

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Prince Profit International Limited

By:	/s/ Chan Ching
Name:	Chan Ching
Title:	Director

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BAI GmbH

By:	/s/ Dr. Hendrik Horn
Name:	Dr. Hendrik Horn
Title:	Authorized Signatory

By:	/s/ Thomas Werth
Name:	Thomas Werth
Title:	Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

ARCADIA INVESTMENT LIMITED

By:	/s/ Fang Mark
Name: Fang Mark
Title: Authorized signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CHINA PROSPERITY CAPITAL ALPHA LIMITED

By:	/s/ Hendrick Sin
Name: Hendrick Sin
Title: Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRIMEVERA INC.

By:	/s/ Chang, Pin-Hao
Name:	Chang, Pin-Hao
Title:	Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

RAINBOW RAIN LIMITED

By:	/s/ Ma Xiaoyu
Name:	Ma Xiaoyu
Title:	Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Formosa Opportunity Limited-UG Formosa Patriot Fund

By:	/s/ Ming P. Wang
Name:	Ming P. Wang
Title:	Authorized Signatory

BLUECITY HOLDINGS LIMITED

Signature Page to Fifth Amended and Restated Shareholders Agreement

EXHIBIT A

Notices

TO THE GROUP COMPANIES, MA CHANGYOU, THE FOUNDER AND THE FOUNDER HOLDING COMPANY:

Address: [******]

Attn: [******]

Email: [******]

TO MADE IN CHINA LTD:

Address: [******]

Attn: [******]

TO Crystal Stream Fund, L.P.:

Address: [******]

Attn: [******]

Email: [******]

TO A-Fund, L.P.:

Address: [******]

Attn: [******]

Email: [******]

TO Shunwei Ventures III Limited:

Address: [******]

Attn: [******]

With a copy to:

Address: [******]

Attn: [******]

Tel: [******]

Fax: [******]

TO Ventech China III SICAR and VenTec PCC Limited (on behalf of Cell 4)

Address: [******]

Attn: [******]

Tel: [******]

Fax: [******]

Email: [******]

TO Truly Delight Limited and Prince Profit International Limited

Address: [******]

Attn: [******]

Tel: [******]

Fax: [******]

TO BAI GmbH

Address: [******]

Telephone: [******]

Facsimile: [******]

Attention: [******]

Email: [******]

With a copy to:

Bertelsmann Management (Shanghai) Co., Ltd., Beijing Branch

Address: [******]

Telephone: [******]

Facsimile: [******]

Attention: [******]

Email: [******]

TO VKC

Attn: [******]

Address: [******]

Tel.: [******]

Email: [******]

TO CPC

Attn: [******]

Address: [******]

Tel: [******]

Email: [******]

TO Primevera Inc.

Attn: [******]

Address: [******]

Tel.: [******]

Email: [******]

TO CDH

Attn: [******]

Address: [******]

Email: [******]

TO Formosa Opportunity Limited-UG Formosa Patriot Fund

Attn: [******]

Address: [******]

Email: [******]

EXHIBIT B

REGISTRATION RIGHTS

1.	Applicability of Rights; Non-U.S. Registrations.

1.1

The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.2

For purposes of this Agreement and Exhibit B, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.	Demand Registration.

2.1	Request by Holders.

If the Company shall, at any time after the earlier of (i) forty eight (48) months after the Second Closing (as defined in the Series D Share Purchase Agreement) or (ii) any time following the completion of a Qualified IPO, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of all or any portion of the Registrable Securities pursuant to this Section 2, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2(b) or 3.2(b).

2.2	Underwriting.

(a)

If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.

(b)

Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (i) first, to the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration and (ii) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3	Maximum Number of Demand Registrations.

The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2 provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.

2.4	Deferral.

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2, a certificate signed by the president or CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.	Piggyback Registrations.

3.1

The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 4 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2	Underwriting.

(a)

If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

(b)

Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3	Not Demand Registration.

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.	Form F-3 Registration or Form S-3 Registration.

Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for registration in a jurisdiction other than the United States), any Holder may, with no limitation request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a registration statement on Form F-3 or Form S-3 (or any comparable form for registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holder of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by SEC. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 or Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

4.1	Notice.

Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

4.2	Registration.

As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.1; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(a)	if Form F-3 or Form S-3 is not available for such offering by the Holders;

(b)

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(c)

if the Company shall furnish to the Holders a certificate signed by the president or CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration or Form S-3 statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4; provided that the Company shall not register any of its other shares during such sixty (60) day period. A registration right under Section 4 shall not be deemed to have been exercised until such deferred registration shall have been effected;

(d)

if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2 and 3.2; or

(e)

in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3	Not a Demand Registration.

Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

4.4	Underwriting.

If the Holders of Registrable Securities requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2 shall apply to such registration.

5.	Expenses.

All Registration Expenses incurred in connection with any registration pursuant to Sections 2, 3 or 4 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2, 3 or 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.

6.	Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

6.1	Registration Statement.

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

6.2	Amendments and Supplements.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.3	Prospectuses.

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

6.4	Blue Sky.

Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5	Underwriting.

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6	Notification.

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7	Opinion and Comfort Letter.

Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (1) the effective date of the registration statement covering such Registrable Securities and (2) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

7.	Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.	Indemnification.

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

8.1	By the Company.

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

8.2	By Selling Holders.

To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises. The indemnity contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

8.3	Notice.

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8.4	Contribution.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.5	Survival.

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.	No Registration Rights to Third Parties.

Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Exhibit B, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

10.	Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

10.1

Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

10.2

File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.3

So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

11.	Market Stand-Off.

Each shareholder of the Company agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not (i) lend, offer, pledge, hypothecate, hedge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company acquired and held by such Holder immediately prior to the effectiveness of the registration statement (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such equity securities, without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company and other shareholders will take all steps consistent with requirements of law to minimize the market stand-off of the Preferred Holder’s Preferred Share (or Ordinary Shares upon conversion of the Preferred Shares) in the event of a listing. The foregoing provision of this Section 11 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) (calculated on an as-converted to Ordinary Share basis) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) (calculated on an as-converted to Ordinary Share basis) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) (calculated on an as-converted to Ordinary Share basis) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11.

12.	Definitions

For purposes of this Exhibit B and this Agreement, capitalized terms shall have the meanings set forth in this Section 12.

(a)

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable law of any other jurisdiction in which the Company’s shares are subject to regulation.

(b)

“Form S-3” or “Form F-3” means such form under the Securities Act as in effect on the date hereof (including Form S-3 or Form F-3, as appropriate) or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)

“Holder” means, any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Exhibit B have been duly assigned in accordance with this Agreement.

(d)

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

(e)

“Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Series D Shares, Series C-2 Shares, Series C-1 Shares, Series C Shares, Series B Shares or Series A-1 Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Series D Shares, Series C-2 Shares, Series C-1 Shares, Series C Shares, Series B Shares or Series A-1 Shares, and (3) any other Ordinary Shares owned or hereafter acquired by the Series D Holder, Series C-2 Holder, Series C-1 Holders, the Series C Holders, the Series B Holder or the Series A-1 Holders. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under Exhibit B are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(f)

“Registrable Securities then Outstanding” mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities.

(g)

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2, 3 and 4 of this Exhibit B, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)	“SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

(i)	“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

(j)	“SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

(k)

The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or comparable law in a jurisdiction other than the United States.

(l)	The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2, 3 and 4 of this Exhibit B.